UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2015

CARBONITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35264	33-1111329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Avenue de Lafayette, Boston, Massachusetts 02111
(Address of principal executive offices, including ZIP code)
(617) 587-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On May 22, 2015, Carbonite, Inc. (the "Company") entered into a First Amendment to the Credit Agreement, with Silicon Valley Bank (the "Amendment"), which amends the Company’s existing Credit Agreement, dated as of May 6, 2015, with Silicon Valley Bank (the "Original Agreement;" as amended, the "Agreement"). The Amendment eliminates from the events which constitute a Change of Control and, consequently, an Event of Default, the replacement, under specified circumstances, of a majority of the Company’s Board of Directors. The Amendment also allows the Company to repurchase its capital stock pursuant to a Board approved stock repurchase plan, so long as the total of such repurchases does not exceed $20 million during the term of the Agreement and the Company remains in pro forma compliance with the financial and other covenants of the Agreement.
The foregoing description of the Amendment is summary in nature and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to the Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Exhibits.
(d) Exhibits

10.1	First Amendment to Credit Agreement, dated as of May 22, 2015, by and between Silicon Valley Bank and Carbonite, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on May 27, 2015.

CARBONITE, INC.

By:	/s/ Danielle Sheer
Name:	Danielle Sheer
Title:	General Counsel, Vice President and Corporate Secretary